Exhibit 13.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

RULE 13A-14(B) OR RULE 15D-14(B)

AND SECTION

1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The certification set forth below is being submitted in connection with the Form 6-K (the “Report”) of Logitech International S.A. (“the Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Guerrino De Luca, the Chief Executive Officer and Kristen Onken, the Chief Financial Officer of the Company, each certifies that, to the best of his or her knowledge:

(1.)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Logitech.

/s/ Guerrino De Luca
Chief Executive Officer

/s/ Kristen M. Onken
Chief Financial Officer

October 31, 2003